Healthcare Trust, Inc.
TENDER OFFER NOTICE OF WITHDRAWAL

Important – When completed, please send to:

HEALTHCARE TRUST, INC.
C/O DST SYSTEMS, INC.,
430 W. 7TH STREET,
KANSAS CITY, MO 64105-1407

1 Required for ALL Changes

Important: Please use BLOCK letters.

Note: Account number may be found on statement.

Registration Name(s) on Account

Name of Account Owner ____________________

Social Security Number (or) Tax Identification Number ____________________

Account Number ____________________

Name of Joint Account Owner *(if applicable)* ____________________

Social Security Number (or) Tax Identification Number ____________________

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ____________________

Name of Custodian or Trustee ____________________

Custodian/Trust/Business Entity Tax ID# ____________________

I/We, the undersigned, hereby request that any Letter of Transmittal received or dated prior to the date of this notice be withdrawn. I/We do not wish to have any shares purchased in the tender offer to purchase for up to 200,000 shares of the common stock, par value $0.01 per share, of Healthcare Trust, Inc. for cash at a purchase price equal to $8.50 per share, which expires (unless extended) on February 7, 2020 (the "Tender Offer"). I/We understand that if we subsequently elect to participate in the Tender Offer for the accounts listed here we will be required to complete and submit a new Letter of Transmittal.

2

Required Signatures

Required Signatures – All Investors or Authorized Representative(s)

Owner/Authorized Person's Signature ____________________ Date (mm/dd/yyyy) __________

Co-Owner/Trustee/Custodian's Signature *(if applicable)* ____________________ Date (mm/dd/yyyy) __________

Owner/Authorized Person's Signature ____________________ Date (mm/dd/yyyy) __________

Important – When completed, please send to:
Healthcare Trust, Inc.
c/o DST Systems, Inc.,
430 W. 7th Street,
Kansas City, MO 64105-1407
Phone Number - 866-902-0063

THIS NOTICE OF WITHDRAWAL HAS TO BE RECEIVED BEFORE 11:59 P.M. EASTERN ON FEBRUARY 7, 2020 TO BE VALID. AFTER THE DUE DATE NO TENDERS MAY BE WITHDRAWN.